BRITISH COLUMBIA

Ministry of Finance
Corporate and Personal
Property Registries
www.corporateonline.gov.bc.ca

Mailing Address:
PO BOX 9431 Stn Prov Govt.
Victoria BC V8W 9V3

Location:
2nd Floor - 940 Blanshard St.
Victoria BC
250 356-8626

Cover Sheet

Mark Hague
E G MINES CANADA, INC.
299 - 1917 WEST 4TH AVENUE
VANCOUVER BC V6J 1M7

Confirmation of Service

Form Filed:	Incorporation Application
Date and Time of Filing:	December 13, 2006 09:03 AM Pacific Time
Incorporation Effective Date:	The incorporation is to take effect at the time that this application is filed with the Registrar.
Recognition Date and Time:	Incorporated December 13, 2006 09:03 AM Pacific Time
Name of Company:	E G MINES CANADA, INC.
Incorporation Number:	**BC0777078**

This package contains:

- Copy of the Incorporation Application

Check your documents carefully to ensure there are no errors or omissions. If errors or omissions are discovered, please contact the Corporate Registry for instructions on how to correct the errors or omissions.

Ministry of Finance
Corporate and Personal
Property Registries
www.corporateonline.gov.bc.ca

Mailing Address:
PO BOX 9431 Stn Prov Govt.
Victoria BC V8W 9V3

Location:
2nd Floor - 940 Blanshard St.
Victoria BC
250 356-8626

Incorporation Application

FORM 1
BUSINESS CORPORATIONS ACT
Section 10

FILING DETAILS:	*Incorporation Application for:* **E G MINES CANADA, INC.**
	Incorporation Number: **BC0777078**
Filed Date and Time:	**December 13, 2006 09:03 AM Pacific Time**
Recognition Date and Time:	**Incorporated on December 13, 2006 09:03 AM Pacific Time**

INCORPORATION APPLICATION

Name Reservation Number:	**Name Reserved:**
NR7945564	E G MINES CANADA, INC.

INCORPORATION EFFECTIVE DATE:

The incorporation is to take effect at the time that this application is filed with the Registrar.

INCORPORATOR INFORMATION

Last Name, First Name, Middle Name:	**Mailing Address:**
Hague, Mark	299 -1917 WEST 4TH AVENUE VANCOUVER BC V6J 1M7 CANADA

COMPLETING PARTY

Last Name, First Name, Middle Name:
Hague, Mark

Mailing Address:
299 - 1917 WEST 4TH AVENUE
VANCOUVER BC V6J 1M7
CANADA

Completing Party Statement

I, Mark Hague, the completing party, have examined the articles and the incorporation agreement applicable to the company that is to be incorporated by the filing of the Incorporation Application and confirm that:

a) the Articles and the Incorporation Agreement both contain a signature line for each person identified as an incorporator in the Incorporation Application with the name of that person set out legibly under the signature lines,

b) an original signature has been placed on each of those signature lines, and

c) I have no reason to believe that the signature placed on a signature line is not the signature of the person whose name is set out under that signature line.

NOTICE OF ARTICLES

Name of Company:

E G MINES CANADA, INC.

REGISTERED OFFICE INFORMATION

Mailing Address:
299 - 1917 WEST 4TH AVENUE
VANCOUVER BC V6J 1M7
CANADA

Delivery Address:
299 - 1917 WEST 4TH AVENUE
VANCOUVER BC V6J 1M7
CANADA

RECORDS OFFICE INFORMATION

Mailing Address:
299 - 1917 WEST 4TH AVENUE
VANCOUVER BC V6J 1M7
CANADA

Delivery Address:
299 - 1917 WEST 4TH AVENUE
VANCOUVER BC V6J 1M7
CANADA

DIRECTOR INFORMATION

Last Name, First Name, Middle Name:
Hague, Mark

Mailing Address:
299 - 1917 WEST 4TH AVENUE
VANCOUVER BC V6J 1M7
CANADA

Delivery Address:
299 - 1917 WEST 4TH AVENUE
VANCOUVER BC V6J 1M7
CANADA

AUTHORIZED SHARE STRUCTURE

1.	No Maximum	Common Shares	Without Par Value Without Special Rights or Restrictions attached